Exhibit 23


                     Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-44380) and on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-
67317, 33-34363, 33-34362 and 33-62486) of our report dated January 24, 1994 appearing on page 54 of Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 52 of such Annual Report on Form 10-K.



PRICE WATERHOUSE

Phoenix, Arizona
March 18, 1994